Exhibit 10.1

AMENDMENT AGREEMENT RELATING TO

LOAN AGREEMENT
DATED AS OF JUNE 8, 2017

PROVIDING FOR A

SENIOR SECURED BRIDGE TERM LOAN OF UP TO

US$97,000,000

BY AND AMONG

CNML LPG TRANSPORT LLC,
CMNL LPG TRANSPORT LLC, and
CJNP LPG TRANSPORT LLC
as Joint and Several Borrowers

and

DNB MARKETS, INC.,
as Mandated Lead Arranger and Book Runner

and

DNB BANK ASA, New York Branch,
 as Facility Agent and Security Trustee

and

THE FINANCIAL INSTITUTIONS IDENTIFIED ON SCHEDULE 1 THERETO,
as Lenders

As of December 8, 2017

AMENDMENT AGREEMENT RELATING TO
LOAN AGREEMENT

THIS AMENDMENT AGREEMENT RELATING TO LOAN AGREEMENT (this "Amendment") is made as of the 8th day of December, 2017, by and among (i) CNML LPG TRANSPORT LLC, CMNL LPG TRANSPORT LLC and CJNP LPG TRANSPORT LLC, each a limited liability company organized under the laws of the Republic of the Marshall Islands, as joint and several borrowers (the "Borrowers"), (ii) DORIAN LPG LTD., as parent guarantor (the "Guarantor"), (iii) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1 thereto, as lenders, and (iv) DNB BANK ASA, NEW YORK BRANCH ("DNB Bank"), as Facility Agent and Security Trustee (each term as hereinafter defined), and amends and is supplemental to the Loan Agreement, dated as of June 8, 2017, (as amended by the release and reassignment relating to CORSAIR LPG TRANSPORT LLC dated November 7, 2017, the "Original Agreement"), made by and among (i) the Borrowers, (ii) DNB MARKETS, INC., as mandated lead arranger (in such capacity, the "Mandated Lead Arranger") and as book runner (in such capacity, the "Book Runner"), (iii) DNB Bank, as facility agent for the Lenders (in such capacity, the "Facility Agent") and as security trustee for the Lenders (in such capacity, the "Security Trustee"), and (iv) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1 thereto, as lenders (together with any assignee pursuant to the terms of Section 10 thereof, the "Lenders", and each separately, a "Lender").
W I T N E S S E T H   T H A T:
WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrowers a senior secured bridge term loan in the initial amount of up to Ninety Seven Million United States Dollars ($97,000,000), the current outstanding amount being Sixty Six Million Nine Hundred Forty Thousand Four Hundred and Five and 24/100 United States Dollars ($66,940,405.24);
WHEREAS, the Borrowers have requested and the Lenders have agreed to amend the Original Agreement to extend the Final Payment Date and amend the Margin; and
WHEREAS, the parties hereto have agreed to, inter alia, amend the Original Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:
1.          Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.
2.          Representations and Warranties.  The Borrowers hereby reaffirm, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement, the Note and the Security Documents (updated mutatis mutandis and as amended hereby).
3.          No Defaults.  The Borrowers hereby represent and warrant that as of the date hereof no Event of Default (as such term is defined in the Original Agreement, as amended hereby) or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.

4.          Performance of Covenants.  Except as provided herein, the Borrowers hereby reaffirm that they have each duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents (as such terms are defined in the Original Agreement, as amended hereby), on their part to be performed, and each of the Borrowers covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Original Agreement, as the same is amended hereby and may hereafter further be amended or supplemented, shall remain in effect.
5.          Amendment to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:
(a)	all references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended and supplemented hereby; and
(b)	The definition of "Final Payment Date" in Section 1.1 shall be deleted in its entirety and replaced with the following:
""Final Payment Date" means December 31, 2018;"
(c)	The definition of "Margin" in Section 1.1 shall be deleted in its entirety and replaced with the following:
""Margin" means the rate per annum as follows:
(i) from the Closing Date up to and including March 31, 2018, 2.50%;
(ii) from April 1, 2018 up to and including June 30, 2018, 6.50%; and
(iii) from and after July 1, 2018, 8.50%;"
6.          No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
7.          Other Documents.  By the execution and delivery of this Amendment, each of the Borrowers and the Lenders hereby consents and agrees that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended and supplemented by this Amendment.  By the execution and delivery of this Amendment, the Borrowers hereby consent and agrees that the Security Documents and any other documents that have been or may be executed as security for the Facility and all of its obligations under the Original Agreement, the Note or any Security Document shall remain in full force and effect notwithstanding the amendments contemplated hereby.
8.          Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:
(a)          Amendment.  The Borrowers shall have executed and delivered to the Facility Agent this Amendment;

(b)          Consent and Agreement.  The Guarantor shall have executed the Consent and Agreement following this Amendment;
(c)          Corporate Documents.  The Administrative Agent shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing this Amendment including, but not limited to, the following:
(i)
bringdown certificate of the Borrowers, certified as true and complete by a respective officer thereof, certifying as true and complete as of the date hereof the constitutional documents of the Borrowers previously provided pursuant to certificates dated June 7, 2017;

(ii)
bringdown certificate of the Guarantor, certified as true and complete by an officer thereof, certifying as true and complete as of the date hereof the constitutional documents of the Guarantor previously provided pursuant to a certificate dated June 7, 2017;

(iii)
copies, certified as true and complete by an officer of each of the Borrowers, of the resolutions of the respective board of directors and shareholders, manager or members thereof, as the case may be, evidencing approval of this Amendment and authorizing an appropriate officer or attorney-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(iv)
copies, certified as true and complete by an officer of the Guarantor, of the resolutions of the directors, members or managers thereof evidencing approval of this Amendment and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(v)
copies, certified as true and complete by an officer of each of the Borrowers, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrowers and the Guarantor as may be required by the Lenders), approvals or consents with respect to this Amendment; and

(vi)	all such other agreements, instruments, documents and certificates (including a certificate of good standing) of the Borrowers as the Lenders deem necessary or advisable; and
(d)          Fees and Expenses.  The Borrowers shall pay to the Facility Agent (for further distribution to the Lenders) an amendment fee set forth in that certain fee letter agreement between the Borrowers and the Facility Agent, dated as of the date hereof.  The Borrowers shall also pay promptly to the Lenders all costs and expenses (including reasonable legal fees) of the Lenders in connection with the preparation and execution of this Amendment.

(e)          Legal Opinions.  The Facility Agent shall have received a favorable opinion from Seward & Kissel LLP, with respect to matters of New York and Marshall Islands laws, and as to such other matters as the Facility Agent may reasonably require.
(f)           No Event of Default.  The Lenders shall be satisfied that no Event of Default (as defined in the Original Agreement, as amended hereby) or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing and the representations and warranties of the Borrowers contained in the Original Agreement (as amended hereby), this Amendment and the other Security Documents (as defined in the Original Agreement, as amended hereby), shall be true on and as of the date of this Amendment.
9.            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
10.          Further Assurances.  The Borrowers hereby consent and agree that if this Amendment or any of the Security Documents shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, they will each execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment or any of the Security Documents.
11.          Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.
12.          Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be further amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

CNML LPG TRANSPORT LLC, as Borrower

By  /s/ Theodore B. Young
Name: Theodore B. Young
Title: President

CMNL LPG TRANSPORT LLC, as Borrower

By  /s/ Theodore B. Young
Name:  Theodore B. Young
Title: President

CJNP LPG TRANSPORT LLC, as Borrower

By  /s/ Theodore B. Young
Name: Theodore B. Young
Title: President

DNB BANK ASA, New York Branch
as Facility Agent, Security Trustee and Swap Bank

By  /s/ Cathleen Buckley
Name:  Cathleen Buckley
Title: Senior Vice President

By  /s/ Evan W. Uhlick
Name:  Evan W. Uhlick
Title: Senior Vice President

DNB CAPITAL LLC, as Lender

By  /s/ Cathleen Buckley
Name:  Cathleen Buckley
Title: Senior Vice President

By  /s/ Evan W. Uhlick
Name:  Evan W. Uhlick
Title: Senior Vice President

Signature Page - Amendment

CONSENT AND AGREEMENT
The undersigned, the Guarantor under the Original Agreement referred to in the foregoing Amendment Agreement (the "Amendment"), hereby consents and agrees to such Amendment and to the terms and conditions contained therein and to the documents contemplated thereby.  The guarantee in Section 11 of the Original Agreement (as amended by the Amendment) remains in full force and effect as of the date hereof.

Dated:  December 8, 2017

DORIAN LPG LTD.

By  /s/ Theodore B. Young
 Name: Theodore B. Young
Title: Chief Financial Officer and Treasurer

Signature Page - Amendment